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                          CERTIFICATE OF INCORPORATION

                                       OF

                           EAGLE-PICHER FAR EAST, INC.

               1. The name of the corporation is:

                           EAGLE-PICHER FAR EAST, INC

               2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

               3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) all of such shares shall be without par value.

               5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

               6. The name and mailing address of the incorporator is:

                       V.A. Brookens
                       Corporation Trust Center
                       1209 Orange Street
                       Wilmington, Delaware 19801

               7. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

               I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this llth day of January, 1988.


                                  V.A. Brookens
                                  -----------------------------
                                  V.A. Brookens



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